EXHIBIT 7.5

                                ESCROW AGREEMENT
                                ----------------

         THIS ESCROW AGREEMENT (this "Agreement") is entered into as of June 17, 2005, between Morgan Beaumont, Inc., a Nevada corporation (the "Company") and Boyd & Chang, LLP, a limited liability partnership ("B&C"), with reference to the following.

                                    RECITALS
                                    --------

         A. Various investors (the "Investors") desire to purchase shares of the Company's common stock pursuant to the terms of these certain Securities Purchase Agreement and related documents.

         B. The Investors desire to place funds in B&C's general attorney client trust account, to be held until their respective subscriptions for shares are accepted by the Company or until the Company or the investors request in writing that the funds be returned to the Investors.

         C. The Company acknowledges that B&C is a law firm, which has and continues to represent the interests of the Company, and is not an independent third party.

         D. B&C desires to facilitate the disposition of the Funds in escrow in accordance with the mutual instructions of the Company, solely as an accommodation to the Company.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing premises, the provisions set forth below, and other good and valuable consideration, the parties agree as follows.

         1. DEPOSIT OF FUNDS. Pursuant to the Securities Purchase Agreement to be executed by each Investor, Investor will, from time to time (which may be before or after the initial closing), deposit amounts with B&C (the "ESCROW FUNDS"), and B&C agrees to hold the Escrow Funds in its general attorney client trust account established (the "ESCROW ACCOUNT"), and to administer the Escrow Funds in accordance with the terms of this Agreement. Interest earned on the Escrowed Funds will be paid to the State Bar of California and not to the Company.

         2. RELEASE FROM TRUST ACCOUNT.

                   (a) At such time as the Investors have delivered the subscription proceeds to B&C for deposit into the Escrow Account and all other conditions to closing pursuant to the Securities Purchase Agreement, have been satisfied or waived or, upon joint written notice thereof from the Issuer and the Investors, B&C shall release all amounts then deposited as Escrow Funds to the Company.

                   (b) Any amounts deposited in the Escrow Account following the initial closing shall be held in escrow as Escrow Funds pursuant to the terms hereof, until the next subsequent closing for the issuance of Shares. Upon written notice thereof from the Company, B&C shall release all amounts then deposited as Escrow Funds to the Company.

         3. CONCERNING B&C.

                  (a) Each of the Company and the Investors acknowledges and agrees that B&C (i) shall not be responsible for any of the agreements referred to or described herein, or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of B&C, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification,
(iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for making inquiry as to or determining the genuineness, accuracy or validity thereof, or of the authority of the person signing or presenting the same, and
(v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel. Documents and written materials referred to in this paragraph include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by B&C as having been signed or presented by a person if it bears, as sender, the person's e-mail address.

                  (b) B&C shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by B&C than any such book-entry depository, securities intermediary or other subescrow agent has to B&C, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by B&C's own gross negligence or willful misconduct in breach of this Agreement.

                  (c) Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall B&C be required or obligated to distribute any Escrow Funds (or take other action that may be called for hereunder to be taken by B&C) sooner than two (2) business days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

                  (d) All deposits and payments hereunder, or pursuant to the terms hereof shall be in U.S. dollars.

                  (e) B&C is not acting as counsel for the Investors and no attorney client relationship shall exist between B&C and the Investors. The Investors are instructed to obtain their own separate counsel.

         4. MAINTENANCE OF ESCROW FUNDS. The Escrowed Funds shall be deposited in an attorney-client trust account which will be commingled with other trust funds. The Company and the Investors acknowledge that the Escrowed Funds may be subject to the risk of failure of the financial institution into which they are deposited to the extent they exceed $100,000.

         5. ESCROW FEES. The fees and charges of B&C shall be paid by the Company pursuant to the terms of the engagement letter between B&C and the Company.

         6. TERM OF ESCROW. The escrow called for in this Agreement shall commence upon delivery of the Escrowed Funds to B&C and shall terminate upon the release of the Escrowed Funds to the Company or the return of the Escrowed Funds to the Investors.

         7. AUTHENTICITY. B&C may rely upon any documents submitted to it which purport to be on the Company's letterhead or Executive's letterhead or by Executive's counsel and may assume that each such document submitted to it is authentic, is authorized by the Company or Executive and that the signatures on all such documents submitted to it are genuine. B&C may treat facsimiles as originals and may rely upon, but shall not be required to, oral instructions from the Company's officers or Chairman.

         8. LIMITATION ON LIABILITY. In performing any of its duties hereunder, B&C shall not incur any liability to anyone for any damages, losses or expenses, except for willful acts or omissions, constituting gross neglect or misconduct and it shall, accordingly, not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its counsel or counsel for the Company given with respect to any question relating to the duties and responsibilities of B&C under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which B&C shall in good faith believe to be genuine, to have been signed and presented by a proper person or persons, and to conform with the provisions of this Agreement.

         9. ACCOMMODATION. The parties to this Agreement acknowledge that (i) B&C is performing the services hereunder as an accommodation to the Company;
(ii) the Company is a client of B&C ; (iii) B&C is not a professional escrow company; (iv) certain conflicts of interest may exist in B&C acting in the role provided for in this Agreement; (v) each party has been advised and has had the opportunity to consult with independent counsel; and (vi) B&C will be relying upon the Company to facilitate any accounting associated with the disbursements of the Escrowed Funds.

         10. DISBURSEMENT TO EXECUTIVE UPON TERMINATION. If B&C receives notice from the Company and Executive that Executive has been terminated without cause or otherwise in accordance with Section 4.4 of the Employment Agreement, then B&C shall disburse to the order of Executive.

         11. INDEMNIFICATION. The Company hereby agree to indemnify, defend and hold harmless B&C and each of its partners, officers and directors, and responsible parties, for, from and against any and all losses, claims, damages, liabilities and expenses including costs of investigation and counsel fees and disbursements, which may be imposed upon B&C or incurred by B&C in connection with its acceptance of appointment as B&C hereunder, or the performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof. In the event of a dispute under the terms of this Agreement in which B&C deems it appropriate to interplead the Escrowed Funds with a court of appropriate jurisdiction, the Company shall pay and indemnify B&C for all related costs, including attorneys' fees.

         12. GOVERNING LAW; DISPUTES. This Agreement will be interpreted in accordance with California law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. Any dispute or proceeding concerning this Agreement will be resolved by binding arbitration to be held in Orange County, California. Any party may demand arbitration through written notice sent by certified mail to the other (an "Arbitration Demand"). Within fifteen (15) days after the date that the Arbitration Demand is first mailed, each of the parties will confer to select a mutually acceptable arbitrator from the Judicial Arbitration and Mediation Service ("JAMS"). If the arbitrator so selected is unavailable, the parties will confer to select another arbitrator. If the parties cannot mutually agree to the selection of an arbitrator, or if one party refuses to participate in the selection process, JAMS will appoint an arbitrator. The arbitrator will be governed by the provisions of this Agreement rather than the rules of JAMS.

                  If JAMS is unable or unwilling to select an arbitrator, the Presiding Judge of the San Orange County Superior Court will select an arbitrator upon the request of either party, and such selection will be binding on the parties. The arbitrator so selected will schedule the arbitration hearing within sixty (60) days after he or she is first selected. The parties will be permitted written discovery and one deposition each. The arbitrator will have authority to enter a binding judgment even if the parties do not appear at the arbitration and may also grant any remedy or relief that the arbitrator reasonably believes to be just or appropriate, provided that such remedy or relief is within the scope of this Agreement.

                  All fees and expenses of the arbitration will be paid equally by the parties participating in the arbitration. At the conclusion of the arbitration, the arbitrator will award the prevailing party reasonable costs and attorneys' fees, including all arbitration costs. If the arbitration award is made, the prevailing party may convert the award into a judgment and execute upon that judgment.

         13. ATTORNEYS' FEES. If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, and prevailing party will recover all such party's reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys' fees will be deemed to be the full and actual costs of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services.

         14. NOTICES. Any notice to be given hereunder shall be given (except as otherwise expressly set forth herein) by registered or certified mail, postage prepaid, by cable, telex or facsimile, or may be delivered by hand or by messenger and shall be deemed to have been received as follows: if given by registered or certified mail, five business days after posting; if given by cable, two business days after dispatch; if given by telex or facsimile, one business day after dispatch; and if delivered by hand or by messenger and receipted for by or on behalf of the party to whom the notice is directed, at the time of such delivery.

         15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall be constituted one and the same instrument.

         16. INTERPRETATION. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular shall be construed to have been used in the plural and vice versa and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions herein.

         17. MISCELLANEOUS. The recitals and all exhibits, attachments or other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a "day," "month" or "year" will be deemed to be a reference to a calendar day, month or year, as the case may be. Unless expressly set forth otherwise herein, all cross-references herein will refer to provisions within this Agreement, and will not be deemed to be references to the overall transaction or to any other agreement or documents.

         18. MODIFICATIONS, AMENDMENTS AND WAIVERS. No provision of this Agreement or the documents referred to herein may be altered, amended, canceled, revoked, or otherwise modified, and no addition to this Agreement may be made, unless in writing signed by each of the parties. There can be no waiver with respect to this Agreement of any provision of this Agreement by any party will be, nor will it be deemed to be, a waiver of the right of any other party to enforce strict compliance with the provisions hereof.

         19. SEVERABILITY. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity will not affect the validity of the remainder of this Agreement and, wherever possible, intent will be given to the invalid or unenforceable provision.

         20. MERGER. The terms of this Agreement and the agreements contemplated hereby are intended by the parties as a final expression of their agreement with respect to such terms and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement, and this agreement and the agreements referenced herein constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

         IN WITNESS WHEREOF, this Agreement is entered into as of the date first referenced above.

                                              "THE COMPANY"

                                              MORGAN BEAUMONT, INC.


                                              By:
                                                   -----------------------------
                                                   Cliff Wildes, CEO & Treasurer

                                              "B&C"

                                              BOYD & CHANG, LLP


                                              By:
                                                   -----------------------------
                                                   Patrick R. Boyd

ACKNOWLEDGED AND ACCEPTED
BY THE INVESTORS


---------------------------------              ---------------------------------
Bob Berlacher                                  Peter Massaniso


---------------------------------              ---------------------------------
Tammer Fahmy                                   Jeff Porter


---------------------------------              ---------------------------------
Winder Hughes                                  Robert Prag


---------------------------------              ---------------------------------
John Lemak                                     Blair Sandford


---------------------------------              ---------------------------------
Robert London                                  Tim Stobaugh


---------------------------------              ---------------------------------
Bruce Terker                                   Brian Angiuli

                                WIRE INSTRUCTIONS
                                -----------------

                                    U.S. Bank
                               4100 Newport Place
                         Newport Beach, California 92660

                         Account Name: Boyd & Chang, LLP
                          ABA routing number 122235821
                             Acct. No. 163800545317